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                                                              EXHIBIT 16.1

                     [LETTERHEAD OF ARTHUR ANDERSEN]

October 15, 1999

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read the paragraphs of "Change in Accountants" included in the Form S-1 dated September 10, 1999, of MetaSolv Software, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

DHM

Copy to:

Mr. Glenn Etherington, Chief Financial Officer

MetaSolv Software, Inc.